Exhibit 99

FOR IMMEDIATE RELEASE

eUniverse announces intent to restate second and third quarter financial statements.

Los Angeles—May 6, 2003— eUniverse, Inc. (Nasdaq:EUNI) (the “Company”) today announced that it intends to restate its financial statements for the second and third quarters of the year ended March 31, 2003 (“fiscal 2003”). The Company has identified accounting issues that resulted in an overstatement of the Company’s revenue and net income contained in its second and third quarter fiscal 2003 financial statements. The Company believes the restatement will result in a material adverse change to its reported financial results for those periods. Based upon its review to date, the Company believes the overstatement was due to the incorrect processing of certain transactions within the Company’s accounting system. The Company is continuing, however, to review the causes of the overstatement. These accounting issues may also require the restatement of the Company’s first quarter fiscal 2003 financial statements. Accordingly, the Company’s reported results for the first three quarters of fiscal 2003 should not be relied upon.

The Company has notified its recently engaged external auditors, Moss Adams LLP, of these accounting issues, and has asked them to review these matters during their audit of the fiscal 2003 financial statements of the Company. The Company also has notified Merdinger, Fruchter, Rosen & Company, which had audited the Company’s financial statements for the fiscal year ended March 31, 2002 and reviewed such statements for the first three quarters of fiscal 2003. The change in auditors, which was disclosed on a Form 8-K filed on May 5, 2003, did not involve any disagreements and was unrelated to the Company’s discovery of the accounting issues.

The completion of the audit could result in a determination to restate the Company’s financial statements other than as described above. The Company will issue revised unaudited financial statements for the second and third quarters of fiscal 2003 and, if required, the first quarter of fiscal 2003 as soon as practicable. When its year-end audit has been completed, the Company will provide audited financial statements for fiscal 2003.

The Company has undertaken an initiative to enhance its accounting and operational systems, controls and processes. In addition, the Company replaced its controller in April 2003.

The Audit Committee of the Board of Directors intends to conduct an investigation of the matter and to retain independent counsel.

About eUniverse

eUniverse, Inc. (www.euniverse.com) is an entertainment network that provides value-added content, goods and services to consumers worldwide. The company’s many popular destination Web sites attract millions of subscribers, who purchase entertainment, lifestyle and health-related content and products from eUniverse. The company’s network includes Flowgo (www.flowgo.com), the largest entertainment Web site according to Nielsen/NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction

(www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering content to more than 60 million subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains ``forward-looking statements” which can be identified by the use of forward-looking terminology such as ``believes,” ``expects,” ``may,” ``should,” ``anticipates” or “forecasts” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results covered by such forward-looking statements will be achieved. The factors which could cause actual results to differ materially from those suggested by any such statements include, but are not limited to, the Company’s internal review of its historical financial statements, the audit committee’s investigations or the audit, uncovering additional issues or issues different from those described above. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.